Exhibit 10.8
HUNTER ACQUISITION CORP.
2005 STOCK INCENTIVE PLAN
     Section 1. PURPOSE
          1.1 Purpose. The purpose of the Hunter Acquisition Corp. 2005 Stock Incentive Plan (the “Plan”) is to provide a means through which Hunter Acquisition Corp., a Delaware corporation (the “Company”), may attract able persons to serve as employees, directors, or consultants of the Company or its subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant, or director as provided in the Plan.
     Section 2. DEFINITIONS
          2.1 Definitions. Whenever the following capitalized words or phrases are used, the following definitions will be applicable throughout the Plan, unless specifically modified by any Section:
               (a) “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such other person.
               (b) “Award” means, individually or collectively, any Option or Restricted Stock Award.
               (c) “Board” means the board of directors of the Company.
               (d) “Change of Control Value” means the amount determined in accordance with Section 9.4.
               (e) “Class B Stock” means the Class B Stock, $0.01 par value, of the Company or any security into which such Class B Stock may be changed by reason of any transaction or event of the type described in Section 9.
               (f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations under such section.
               (g) “Committee” means a committee of the Board that is selected by the Board as provided in Section 4.1.

               (h) “Company” means Hunter Acquisition Corp., a Delaware corporation.
               (i) “Consultant” means any person who is not an Employee or Director and who is providing services to the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) as an advisor, consultant, or other non-common law employee.
               (j) “Corporate Change” means either (i) the Company will not be the surviving entity in any merger, share exchange, or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) at such time as the Company becomes a reporting company under the 1934 Act, as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election will cease to constitute a majority of the Board; provided, however, that a Corporate Change will not include (A) any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction, which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting stock (based upon voting power) of (1) any entity that owns, directly or indirectly, the stock of the Company, (2) any entity with which the Company has merged, or (3) any entity that owns an entity with which the Company has merged.
               (k) “Director” means (i) an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who either is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date and (ii) for purposes of and relating to eligibility for the grant of an Award, an individual elected to the board of directors of any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company.
               (l) “Employee” means any person in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).
               (m) “Fair Market Value” means, as of any specified date, (i) the mean of the high and low sales prices of the Class B Stock either (A) if the Class B Stock is traded on the National Market System of the NASDAQ, as reported on the National Market System of NASDAQ on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Class B Stock are so reported), or (B) if the Class B Stock is listed on a national securities exchange, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Class B Stock are so reported); (ii) if the Class B Stock is not traded on the National Market System of the NASDAQ or a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low or closing bid and asked prices of Class B Stock on the most recent date on which Class B Stock was publicly traded; (iii) in the event Class B Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate; or (iv) on the date of an initial public offering of common stock, the offering price under such initial public offering.
               (n) “Forfeiture Restrictions” will have the meaning assigned to such term in Section 8.2.
               (o) “Holder” means an Employee, Consultant, or Director who has been granted an Award.
               (p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
               (q) “1934 Act” means the Securities Exchange Act of 1934, as amended.
               (r) “Nonstatutory Stock Option” means Options that do not constitute Incentive Stock Options.
               (s) “Option” means an Award granted under Section 7 and includes both Incentive Stock Options and options that do not constitute Incentive Stock Options.
               (t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option, including the accompanying “Notice of Grant of Stock Option.”
               (u) “Plan” means Hunter Acquisition Corp. 2005 Stock Incentive Plan, as amended from time to time.
               (v) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award, including the accompanying “Notice of Grant of Restricted Stock.”
               (w) “Restricted Stock Award” means an Award granted under Section 8.
               (x) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.
               (y) “Stock Appreciation Right” will have the meaning assigned to such term in Subsection 7.4(d).
          2.2 Number and Gender. Wherever appropriate in the Plan, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.
          2.3 Headings. The headings of Sections and Subsections in the Plan are included solely for convenience, and, if there is any conflict between such headings and the text of the Plan, the text will control. All references to Sections and Subsections are to this document unless otherwise indicated.
     Section 3. EFFECTIVE DATE AND DURATION OF THE PLAN
          3.1 Effective Date. The Plan will become effective upon the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Company within 12 months after such adoption. Notwithstanding any provision in the Plan, in any Option Agreement, or in any Restricted Stock Agreement, no Option will be exercisable and no Restricted Stock Award will vest prior to such stockholder approval.
          3.2 Duration of Plan. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan will remain in effect until all Options granted under the Plan have been exercised, forfeited, assumed, substituted, satisfied or expired and all Restricted Stock Awards granted under the Plan have vested or been forfeited.
     Section 4. ADMINISTRATION
          4.1 Composition of Committee. The Plan will be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of such Committee to administer the Plan, the Board will serve as the Committee. Notwithstanding the foregoing, from and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the Plan will be administered by a committee of, and appointed by, the Board that will be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority under the Code and within the meaning of “Non-Employee Director” as defined in Rule 16b-3).
          4.2 Powers. Subject to the express provisions of the Plan, the Committee will have authority, in its discretion, to determine which Employees, Consultants, or Directors will receive an Award, the time or times when such Award will be made, whether an Incentive Stock Option or Nonstatutory Stock Option will be granted, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations, the Committee will take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its discretion will deem relevant.
          4.3 Additional Powers. The Committee will have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this will include the power (a) to construe the Plan and the respective agreements executed under the Plan, (b) to prescribe rules and regulations relating to the Plan, (c) to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as will be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and (d) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it will deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section will be conclusive and binding on all persons.
     Section 5. STOCK SUBJECT TO THE PLAN
          5.1 Stock Offered. Subject to the limitations set forth in Section 5.2, the stock to be offered pursuant to the grant of an Award may be (a) authorized but unissued Class B Stock or (b) previously issued and outstanding Class B Stock reacquired by the Company. Any of such shares that remain unissued and are not subject to outstanding Awards at the termination of the Plan will cease to be subject to the Plan, but until termination of the Plan the Committee will at all times make available a sufficient number of shares to meet the requirements of the Plan.
          5.2 Plan and Individual Limitations on Shares. Subject to adjustment in the same manner as provided in Section 9 with respect to shares of Class B Stock subject to Options then outstanding, the aggregate number of shares of Class B Stock that may be issued under the Plan will not exceed 4,000,000 shares. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Class B Stock that may be subject to Awards granted under the Plan to any one individual during any calendar year may not exceed 4,000,000 shares (as adjusted from time to time in accordance with the provisions of the Plan). Shares will be deemed to have been issued under the Plan only (a) to the extent actually issued and delivered pursuant to an Award or (b) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Class B Stock subject to such Award will again be available for the grant of an Award. From and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the limitation set forth in the preceding sentences will be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretative authority under the Code, any shares subject to Options that are canceled or repriced.
     Section 6. GRANT OF AWARDS
               6.1 Eligibility for Award. Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors.
               6.2 Grant of Awards. The Committee may from time to time in its discretion grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6.1. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, or any combination thereof.

     Section 7. STOCK OPTIONS
          7.1 Option Period. The term of each Option will be as specified by the Committee at the date of grant.
          7.2 Limitations on Vesting and/or Exercise of Option. An Option will be vested and/or exercisable in whole or in part and at such times as determined by the Committee and set forth in the Notice of Grant and Option Agreement. The Committee in its discretion may provide that an Option will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) the price of a share of Class B Stock, (ii) the Company’s earnings per share, (iii) the Company’s market share, (iv) the market share of a business unit of the Company designated by the Committee, (v) the Company’s sales, (vi) the sales of a business unit of the Company designated by the Committee, (vii) the net income (before or after taxes) of the Company or a business unit of the Company designated by the Committee, (viii) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (ix) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (x) the economic value added, or (xi) the return on stockholders’ equity achieved by the Company; (b) the Holder’s continued employment as an Employee with the Company or continued service as a Consultant or Director for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of the foregoing. Each Option may, in the discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option.
          7.3 Special Limitations on Incentive Stock Options.
               (a) An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted.
               (b) No Incentive Stock Option will be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Class B Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.
               (c) If an Option is designated as an Incentive Stock Option in the Notice of Grant of Stock Option, to the extent that such Option (together with all Incentive Stock Options granted to the Optionee under the Plan and all other stock option plans of the Company and its parent and subsidiaries) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of each such Incentive Stock Option that exceeds such amount will be treated as a Nonstatutory Stock Option. For purposes of this Subsection, Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of Class B Stock is determined as of the time the Option with respect to such Class B Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Subsection, such different limitation will be deemed incorporated in the Plan effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Subsection, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee will be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion will be issued upon the exercise of the Option.
               (d) An Incentive Stock Option (i) will not be transferable otherwise than by will or the laws of descent and distribution and (ii) will be exercisable during the Holder’s lifetime only by such Holder or his guardian or legal representative.
               (e) The price at which a share of Class B Stock may be purchased upon exercise of an Incentive Stock Option will not be less than 100% of the Fair Market Value of a share of Class B Stock on the date such Option is granted.
          7.4 Option Agreement.
               (a) Each Option will be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time will approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code and provisions relating to vesting and exercisability. The terms and conditions of the Options and respective Option Agreements need not be identical. Subject to the consent of the Holder, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion of the Option, may be exercisable).
               (b) Each Option Agreement will specify the effect of termination of (i) employment, (ii) the consulting, advisory, or other non-common law employee relationship, or (iii) membership on the Board, as applicable, on the vesting and/or exercisability of the Option.
               (c) An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Class B Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option through procedures satisfactory to, and approved by and in the sole discretion of, the Committee. Generally, and without limiting the Committee’s absolute discretion, a “cashless exercise” will only be permitted at such times in which the shares underlying this Option are publicly traded.
               (d) An Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Class B Stock or a combination of cash and shares of Class B Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price for such shares (“Stock Appreciation Right”), on such terms and conditions as the

Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right will be exercisable only when the Fair Market Value of the Class B Stock exceeds the price specified for such Class B Stock in the Option or the portion of the Option to be surrendered.
          7.5 Option Price, Payment, and Exercise. Subject to Subsections 7.3(b) and 7.3(e) with respect to Incentive Stock Options, the price at which a share of Class B Stock may be purchased upon exercise of an Option will be determined by the Committee. The Option or portion of the Option may be exercised by delivery of an irrevocable notice of exercise to the Secretary of the Company, except as may otherwise be provided in the Option Agreement. The purchase price of the Option or portion of the Option will be paid in full in the manner prescribed by the Committee. Separate stock certificates will be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.
          7.6 Stockholder Rights and Privileges. The Holder will be entitled to all the privileges and rights of a stockholder only with respect to such shares of Class B Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.
          7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees, Consultants, or Directors as a result of a merger, consolidation, or other business combination of the employing corporation with the Company or any subsidiary.
     Section 8. RESTRICTED STOCK AWARDS
          8.1 Restricted Stock Agreement. At the time any Award is made under this Section, the Company and the Holder will enter into a Restricted Stock Agreement setting forth each of the matters contemplated by the Plan and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.
          8.2 Forfeiture Restrictions. Shares of Class B Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions will be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions will lapse upon (a) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) the price of a share of Class B Stock, (ii) the Company’s earnings per share, (iii) the Company’s market share, (iv) the market share of a business unit of the Company designated by the Committee, (v) the Company’s sales, (vi) the sales of a business unit of the Company designated by the Committee, (vii) the net income (before or after taxes) of the Company or a business unit of the Company designated by the Committee, (viii) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (ix) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (x) the economic value added, or (xi) the return on stockholders’ equity achieved by the Company; (b) the Holder’s continued employment as an Employee with the Company or continued service as a Consultant or Director for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of the foregoing. Each Restricted Stock Award may, in the discretion of the Committee, have different Forfeiture Restrictions.
          8.3 Other Terms and Conditions. Class B Stock awarded pursuant to a Restricted Stock Award will be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder will have the right to receive dividends with respect to Class B Stock subject to a Restricted Stock Award, to vote Class B Stock subject to such Restricted Stock Agreement, and to enjoy all other stockholder rights, except that (a) the Holder will not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have lapsed, (b) the Company will retain custody of the stock until the Forfeiture Restrictions have lapsed, (c) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have lapsed, and (d) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement will cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Holder prior to lapse of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions will be set forth in the Restricted Stock Agreement made in conjunction with the Award. Subject to the consent of the Holder and the restriction set forth in the last sentence of Section 8.4 below, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
          8.4 Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Class B Stock awarded to a Holder pursuant to a Restricted Stock Award, and, upon such vesting, all restrictions applicable to such Restricted Stock Award will lapse as of such date. Any action by the Committee pursuant to this Section may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder. Notwithstanding the preceding provisions of this Section, from and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the Committee may not take any action described in this Section with respect to a Restricted Stock Award that has been granted after such date to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.
          8.5 Payment for Restricted Stock. The Committee will determine the amount and form of any payment for Class B Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder will not be required to make any payment for Class B Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     Section 9. RECAPITALIZATION OR REORGANIZATION
          9.1 No Effect on Board’s or Stockholders’ Power. The existence of the Plan and the Awards granted under the Plan will not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (b) any merger, share exchange, or consolidation of the Company or any subsidiary, (c) any issue of debt or equity securities ranking senior to or affecting Class B Stock or the rights of Class B Stock, (d) the dissolution or liquidation of the Company or any subsidiary, (e) any sale, lease, exchange, or other disposition of all or any part of the Company’s assets or business, or (f) any other corporate act or proceeding.
          9.2 Adjustment in the Event of Stock Subdivision, Consolidation, or Dividend. The shares with respect to which Options may be granted are shares of Class B Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company will effect a subdivision or consolidation of shares of Class B Stock or the payment of a stock dividend on Class B Stock without receipt of consideration by the Company, the number of shares of Class B Stock with respect to which such Option may thereafter be exercised (a) in the event of an increase in the number of outstanding shares, will be proportionately increased, and the purchase price per share will be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, will be proportionately reduced, and the purchase price per share will be proportionately increased. Any fractional share resulting from such adjustment will be rounded up to the next whole share.
          9.3 Adjustment in the Event of Recapitalization or Corporate Change.
               (a) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Class B Stock covered by an Option theretofore granted will be adjusted so that such Option will thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Class B Stock then covered by such Option.
               (b) If a Corporate Change occurs, then no later than (i) 10 days after the approval by the stockholders of the Company of a Corporate Change, other than a Corporate Change resulting from a person or entity acquiring or gaining ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, or (ii) 30 days after a Corporate Change resulting from a person or entity acquiring or gaining ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, the Committee, acting in its sole discretion and without the consent or approval of any Holder, will effect one or more of the following alternatives, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder:

               (i) Accelerate the vesting of any Options (or any portion of any Option) then outstanding;
               (ii) Accelerate the time at which some or all of the Options (or any portion of the Options) then outstanding may be exercised so that such Options (or any portion of such Options) may be exercised for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders under such Options will terminate;
               (iii) Require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options (or any portion of such Options) held by such Holders (irrespective of whether such Options (or any portion of such Options) are then vested or exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee will then cancel such Options (or any portion of such Options) and cause the Company to pay each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares;
               (iv) Make such adjustments to Options (or any portion of such Options) then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to one or more Options (or any portion of such Options) then outstanding); or
               (v) Provide that the number and class of shares of Class B Stock covered by an Option (or any portion of such Option) theretofore granted will be adjusted so that such Option will thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, or sale of assets or dissolution if, immediately prior to such merger, consolidation, or sale of assets or dissolution, the Holder had been the holder of record of the number of shares of Class B Stock then covered by such Option.
          9.4 Change of Control Value. For purposes of Subsection 9.3(b)(iii) above, the “Change of Control Value” will equal the amount determined in one of the following clauses, whichever is applicable:
               (a) The per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction;
               (b) The price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or
               (c) If such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.
In the event that the consideration offered to stockholders of the Company in any transaction described in this Section or in Section 9.3 above consists of anything other than cash, the Committee will determine in its discretion the fair cash equivalent of the portion of the consideration offered that is other than cash.
          9.5 Other Adjustments. In the event of changes in the outstanding Class B Stock by reason of recapitalizations, mergers, consolidations, reorganizations, liquidations, combinations, split-ups, split-offs, spin-offs, exchanges, issuances of rights or warrants, or other relevant changes in capitalization or distributions to the holders of Class B Stock occurring after the date of grant of any Award and not otherwise provided for by this Section, (a) such Award and any agreement evidencing such Award will be subject to adjustment by the Committee in its discretion as to the number and price of shares of Class B Stock or other consideration subject to such Award, and (b) the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards to any one individual may be appropriately adjusted by the Committee, whose determination will be conclusive and binding on all parties.
          9.6 Stockholder Action. If any event giving rise to an adjustment provided for in this Section requires stockholder action, such adjustment will not be effective until such stockholder action has been taken.
          9.7 No Adjustment Except as Provided in the Plan. Except as expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe for such shares or other securities, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Class B Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
     Section 10. AMENDMENT AND TERMINATION OF THE PLAN
          10.1 Termination of Plan. The Board in its discretion may terminate the Plan at any time with respect to any shares of Class B Stock for which Awards have not theretofore been granted.
          10.2 Amendment of Plan. The Board will have the right to alter or amend the Plan or any part of the Plan from time to time; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder without the consent of the Holder; and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan or (b) change the class of individuals eligible to receive Awards under the Plan.

     Section 11. MISCELLANEOUS
          11.1 No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee will be deemed to give an Employee, Consultant, or Director any right to be granted an Option, any right to a Restricted Stock Award, or any other rights under the Plan except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in such Agreement.
          11.2 Unfunded Plan. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to insure the payment of any Award.
          11.3 No Employment/Consulting/Membership Rights Conferred. Nothing contained in the Plan will (a) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting, advisory, or other non-common law relationship with the Company or any subsidiary or (b) interfere in any way with the right of the Company or any subsidiary to terminate any Employee’s employment or any Consultant’s consulting, advisory, or other non-common law relationship at any time. Nothing contained in the Plan will confer upon any Director any right with respect to continuation of membership on the Board.
          11.4 Compliance with Other Laws. The Company will not be obligated to issue any Class B Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel to the Company, there is no exemption from the registration requirements of such laws, rules, or regulations available for the issuance and sale of such shares. No fractional shares of Class B Stock will be delivered, nor will any cash in lieu of fractional shares be paid.
          11.5 Withholding. The Company will have the right to deduct or cause to be deducted in connection with all Awards any taxes required by law to be withheld and to require any payments required to satisfy applicable withholding obligations.
          11.6 No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Consultant, Director, beneficiary, or other person will have any claim against the Company or any subsidiary as a result of any such action.
          11.7 Restrictions on Transfer. An Award (other than an Incentive Stock Option, which will be subject to the transfer restrictions set forth in Section 7.3) will not be transferable otherwise than (a) by will or the laws of descent and distribution, (b) with the consent of the Committee or (c) as expressly set forth in such Award.
          11.8 Governing Law. The Plan will be construed in accordance with the laws of the State of Delaware.